RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE TAX-EXEMPT MONEY MARKET FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.


ELECTION OF BOARD MEMBERS

                                            AFFIRMATIVE                WITHHOLD
 Kathleen Blatz                            57,529,993.98             5,561,848.44

 Arne H. Carlson                           57,667,614.56             5,424,227.86

 Patricia M. Flynn                         57,655,332.16             5,436,510.26

 Anne P. Jones                             57,703,236.71             5,388,605.71

 Jeffrey Laikind                           57,779,405.62             5,312,436.80

 Stephen R. Lewis, Jr.                     57,702,626.31             5,389,216.11

 Catherine James Paglia                    57,689,811.25             5,402,031.17

 Vikki L. Pryor                            57,781,660.47             5,310,181.95

 Alan K. Simpson                           57,702,765.79             5,389,076.63

 Alison Taunton-Rigby                      57,610,660.58             5,481,181.84

 William F. Truscott                       57,736,439.00             5,355,403.42

AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE BOARD TO ESTABLISH THE MINIMUM ACCOUNT VALUE AND TO CHANGE THE NAME OF THE CORPORATION

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
            57,136,498.39      1,990,269.95       3,965,058.08           16.00

APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE INVESTMENTS, LLC

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
            57,138,782.54      2,060,542.33       3,892,501.55           16.00

APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

DIVERSIFICATION

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
            57,118,535.42      2,092,197.53       3,881,093.47           16.00

TEN PERCENT LIMITATION IN SINGLE ISSUER

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
            56,990,282.43      2,155,872.61       3,945,671.38           16.00

LENDING

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
            55,479,430.67      3,634,246.45       3,978,149.30           16.00

BORROWING

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
            55,298,280.37      3,841,205.97       3,952,340.08           16.00